Exhibit 99.1

TO BUSINESS EDITOR:

/CORRECTION — MSC.Software Corporation/

In the news release, MSC.Software (Nasdaq: MSCS) Reports Financial Results for the Second Quarter Ended June 30, 2007, issued yesterday, Aug. 7, by MSC.Software Corporation over PR Newswire, we are advised by the company that 965,000 has been reclassified from Other Long Term Liability to Deferred Revenue in the Current Liability section in the table with the heading Condensed Consolidated Balance Sheets (Unaudited). The complete, corrected release follows:

MSC.Software Reports Financial Results for the Second Quarter Ended June 30, 2007

MSC.Software returns to profitability in the second quarter with income from continuing operations of $1.5 million and $0.03 per diluted share

SANTA ANA, Calif., Aug. 7 /PRNewswire-FirstCall/ — MSC.Software Corporation (Nasdaq: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today reported results for the second quarter ended June 30, 2007.

REVENUE

Total revenue for the second quarter ended June 30, 2007 was $60.7 million compared to $67.9 million for the second quarter last year. This represents sequential growth of 5% over total revenue in the first quarter of 2007. Software revenue for the second quarter totaled $23.0 million compared to $31.4 million for the second quarter last year. For the second quarter ended June 30, 2007, maintenance revenue totaled $31.9 million and services revenue totaled $5.9 million, compared to $29.2 million of maintenance revenue and $7.3 million of services revenue for the second quarter last year.

Total revenue for the six months ended June 30, 2007 was $118.4 million compared to $135.3 million for the six month period last year. Software revenue for the six months totaled $46.0 million compared to $60.7 million for the six month period last year. For the six months ended June 30, 2007 maintenance revenue totaled $60.6 million and services revenue totaled $11.8 million, compared to $56.8 million of maintenance revenue and $17.9 million of services revenue for the six month period last year.

“We are pleased that the cost reduction program and operational improvement initiatives we implemented over the past several quarters have resulted in a decrease in our operating expenses in the second quarter,” said Bill Weyand, CEO and Chairman of MSC.Software. “These improvements and efficiencies in infrastructure have resulted in SG&A decreasing by about $6 million sequentially from the first quarter.”

“However, our revenue results continue to be impacted by our product evolution from engineering tools to enterprise solution. Our experience to date shows that selling enterprise solutions results in lengthening our sales cycle and leads to delays in the licensing of our products,” continued Mr. Weyand.

“We are seeing positive signs with our new Enterprise Simulation products and had a number of key wins in the quarter with customers including Northrop Grumman and TRW in the US, Mitsubishi Motors and Denso in Asia Pacific, and Alenia, Audi and Fincantieri in Europe. With the major wins at Mitsubishi Motors and Audi we now have six of the top automotive OEM’s implementing our MD solutions.”

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the three and six months ended June 30, 2007 was $17.2 million and $35.7 million respectively, compared to $18.4 million and $41.0 million for the same periods last year. Total revenue in

EMEA for the three and six months ended June 30, 2007 was $24.8 million and $44.4 million, respectively, compared to $28.5 million and $51.7 million for the same periods last year. Changes in the Euro dollar increased EMEA revenue during the three and six months of 2007 by $1.7 million and $3.3 million, respectively. In the Asia Pacific region, revenue for the three and six months of 2007 totaled $18.8 million and $38.3 million respectively, compared to $21.0 million and $42.6 million for the same periods in 2006. Changes in the Japanese Yen decreased Asia Pacific revenue during the three and six months of 2007 by $1.0 million and $1.5 million, respectively. The decreases in total revenue in all world geographies generally reflect decreases in software revenue from the impacts of the transition to selling enterprise solutions to our major customers in certain key industries including automotive, aerospace and manufacturing industries, partially offset by growth in maintenance revenue.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the three and six months ended June 30, 2007 were $45.9 million and $105.3 million, respectively, compared to $50.4 million and $93.6 million for the same periods last year. Operating income for the three months ended June 30, 2007 was $3.8 million and for the six month period was a loss of $9.6 million, compared to operating income of $2.3 million and $7.9 million for the same periods in 2006. The operating loss for the six months ended June 30, 2007 included restructuring and impairment charges totaling $7.8 million.

For the three months ended June 30, 2007, income from continuing operations totaled $1.5 million or $0.03 per diluted share, compared to income from continuing operations of $0.8 million or $0.02 per diluted share for the second quarter last year. For the six months ended June 30, 2007, loss from continuing operations totaled $4.9 million or ($0.11) per diluted share, compared to income from continuing operations of $3.9 million or $0.10 per diluted share for the six month period last year.

GUIDANCE

At this time the Company will not issue guidance. The Company will evaluate its decision to provide guidance in the future, as it continues to move through this transition period and visibility improves.

CONFERENCE CALL

The Company will host a conference call to discuss the second quarter financial results today at 1:30 pm pacific (4:30 pm eastern). The call will be web cast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151. The international dial-in number to access the live call is (706) 634-4981. To participate in the live conference call, use the following conference ID code: 6859967. The conference call slide presentation will be available along with the audio web cast and at the Company’s website at http://www.mscsoftware.com/ir/.

An archived version of the audio conference call will be available until August 9, 2007 and can be accessed at: (800) 642-1687 using the conference ID code: 6859967. An archive of the conference call and slide presentation will also be available at http://www.mscsoftware.com/ir/ .

About MSC.Software Corporation

MSC.Software Corporation (Nasdaq: MSCS) is a leading global provider of enterprise simulation solutions including simulation software and services, that help companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1100 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “guidance” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2006 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason or at any time.

Financial Tables follow

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31, 2007	June 30, 2006
ASSETS
Current Assets:
Cash and Cash Equivalents	$111,878	$114,021
Investments	14,123	15,913
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,555 and $1,852, respectively	70,432	64,540
Income Tax Receivable	—	2,698
Deferred Taxes	15,727	15,628
Other Current Assets	7,440	8,082
Total Current Assets	219,600	220,882

Property and Equipment, Net	19,055	20,189
Goodwill and Indefinite Lived Intangibles	178,457	178,280
Other Intangible Assets, Net	25,912	22,985
Deferred Tax Assets	4,789	9,881
Other Assets	11,025	11,546
Total Assets	$458,838	$463,763

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$10,666	$4,614
Compensation and Related Costs	18,949	17,616
Current Portion of Long-Term Debt	800	720
Restructuring Reserve	—	909
Income Taxes Payable	2,903	1,632
Deferred Revenue	71,694	78,572
Other Current Liabilities	14,366	10,758
Current Liabilities of Discontinued Operations	1,862	174
Total Current Liabilities	121,240	114,996

Unrecognized Tax Benefits	—	7,173
Long-Term Deferred Revenue	6,495	6,919
Long-Term Debt	6,756	6,126
Other Long-Term Liabilities	13,439	15,678
Total Liabilities	147,930	150,892

Shareholders’ Equity:
Preferred Stock, $0.01 Par Value, 10,000,000 Shares Authorized; No Shares Issued and Outstanding	—	—
Common Stock, $0.01 Par Value, 100,000,000 Shares Authorized; 43,960,000 and 44,454,000 Issued and 43,738,000 and 44,093,000 Outstanding, respectively.	440	444
Additional Paid-in Capital	415,860	422,086
Accumulated Other Comprehensive Income (Loss):
Currency Translation Adjustment, net of Tax	(13,363)	(12,396)
Unrealized Investment Gain, net of Tax	8,868	10,015
Pension Liability Adjustment, net of Tax	(1,070)	(1,039)
Total Accumulated Other Comprehensive Loss	(5,565)	(3,420)
Accumulated Deficit	(96,953)	(101,401)
Treasury Shares, At Cost (222,000 and 361,000 Shares, respectively)	(2,874)	(4,838)
Net Shareholders’ Equity	310,908	312,871
Total Liabilities and Shareholders’ Equity	$458,838	$463,763

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenue:
Software	$31,407	$22,982	$60,686	$45,985
Maintenance	29,195	31,858	56,767	60,640
Services	7,333	5,898	17,860	11,762
Total Revenue	67,935	60,738	135,313	118,387

Cost of Revenue:
Software	3,256	2,427	7,250	5,519
Maintenance and Services	11,942	8,586	26,547	17,141
Total Cost of Revenue	15,198	11,013	33,797	22,660

Gross Profit	52,737	49,725	101,516	95,727

Operating Expenses:
Research and Development	10,981	11,897	21,934	25,102
Selling, General and Administrative	39,235	33,134	71,264	72,044
Amortization of Intangibles	188	170	375	345
Restructuring and Other Charges	—	693	—	7,790
Total Operating Expenses	50,404	45,894	93,573	105,281

Operating Income (Loss)	2,333	3,831	7,943	(9,554)

Other (Income) Expense:
Interest Expense	1,983	292	3,074	573
Other (Income) Expense, net	(1,231)	444	(2,546)	(630)
Total Other (Income) Expense, net	752	736	528	(57)

Income (Loss) From Continuing Operations Before Provision (Benefit) For Income Taxes	1,581	3,095	7,415	(9,497)
Provision (Benefit) For Income Taxes	743	1,628	3,485	(4,539)
Income (Loss) From Continuing Operations	838	1,467	3,930	(4,958)
Income From Discontinued Operations, net of Income Taxes	—	871	436	1,046
Net Income (Loss)	$838	$2,338	$4,366	$(3,912)

Basic Earnings (Loss) Per Share From Continuing Operations	$0.02	$0.03	$0.12	$(0.11)
Diluted Earnings (Loss) Per Share From Continuing Operations	$0.02	$0.03	$0.10	$(0.11)
Basic Earnings Per Share From Discontinued Operations	$—	$0.02	$0.01	$0.02
Diluted Earnings Per Share From Discontinued Operations	$—	$0.02	$0.01	$0.02
Basic Earnings (Loss) Per Share	$0.02	$0.05	$0.13	$(0.09)
Diluted Earnings (Loss) Per Share	$0.02	$0.05	$0.11	$(0.09)

Basic Weighted-Average Shares Outstanding	35,246	44,029	33,135	43,928
Diluted Weighted-Average Shares Outstanding	45,729	44,831	45,683	43,928